EXHIBIT 10.1
NEOFORMA, INC.
1999 Equity Incentive Plan — Notice of Grant of Stock Option
This Notice of Grant of Stock Option (this “Notice”) is made and entered into as of the Date of Grant set forth below (the “Date of Grant”) by and between Neoforma, Inc., a Delaware corporation (the “Company”), and the Optionee named below (“Optionee”). Capitalized terms not defined herein shall have the meanings ascribed to them in the Company’s 1999 Equity Incentive Plan (the “Plan”), in the 1999 Equity Incentive Plan Stock Option Agreement (the “Agreement”) or in the Stock Option Exercise Agreement (the “Exercise Agreement”).

Optionee:	<<Name>>
Option Number	<<Grant number>>
Type of Option:	Non-Qualified Stock Option
Date of Grant:	<<Grant date>>
Total Option Shares:	<<Shares granted>>
Exercise Price per Share:	<<Option price>>
Total Exercise Price	<<Total option price>>
Vesting Commencement Date:	<<Vest base date>>
Initial Vesting Date and	8.33% on <<vest date period 1>> then
Vesting Schedule:	8.33% on the <<day>> of Each Month Thereafter
Exercisable:	Upon Vesting
Expiration Date:	<<Option expiration>>
Exercise and Vesting Schedule – The stock option granted under this Notice (the “Option”) shall be exercisable as it vests, according to the following vesting schedule:
8.33% of the shares subject to the Option (the “Shares”) shall vest one month following the Vesting Commencement Date, and 8.33% of the Shares shall vest each month thereafter, subject to Optionee’s continuing to provide services to the Company as described in Section 2.1 of the Agreement.
Acceptance — Optionee hereby acknowledges receipt of a copy of the Plan, the Agreement, the Exercise Agreement, and this Notice. Optionee has read and understands the terms and provisions thereof, and accepts this Notice subject to all the terms and conditions of the Plan, the Agreement, the Exercise Agreement, and this Notice. Optionee acknowledges that there may be adverse tax consequences upon exercise of this option or disposition of the Shares and that the Company has advised Optionee to consult a tax advisor prior to such exercise or disposition.
     IN WITNESS WHEREOF, the Company has caused the Agreement and this Notice to be executed in duplicate by its duly authorized representative and Optionee has executed the Agreement and this Notice in duplicate as of the Date of Grant.

Signature	Date	Signature	Date

Andrew Guggenhime		<<Name>>
Chief Financial Officer
Neoforma, Inc.